Exhibit 4.3

Form of Class A Preferred Stock Certificate
[Front of Certificate]
Number		Series A- Preferred Stock
A -		Shares

See Reverse for Certain Definitions

SAIC, INC.

Incorporated under the laws of the State of Delaware

This certifies that                                          is the owner of                      fully paid and non-assessable shares of Series A-     Preferred Stock, par value $0.0001 per share, of SAIC, Inc. (hereinafter and on the back hereof called the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

The shares of Class A Preferred Stock represented by this Certificate may not be transferred (which term includes, without limitation, buying a put option, selling a call option or entering into any other hedging or insurance transaction relating to the shares) to any person in connection with a transfer that does not meet the qualifications set forth in Section (B)(7) of Article Fourth of the Restated Certificate of Incorporation of the Corporation, and no person who receives the shares represented by this Certificate in connection with a transfer that does not meet the qualifications prescribed by Section (B)(7) of Article Fourth is entitled to own or to be registered as the record holder of the shares of Class A Preferred Stock represented by this Certificate, but the record holder of this Certificate may at any time (except as provided in Section (B)(7)(a) of Article Fourth) convert the shares of Class A Preferred Stock represented by this Certificate into the same number of shares of Common Stock for purposes of effecting the sale or other disposition of the shares of Class A Preferred Stock to any person. Each holder of this Certificate, by accepting the Certificate, accepts and agrees to all of the foregoing.

Witness the facsimile signatures of the Corporation’s duly authorized officers.

[SAIC Corporate Seal]

Dated:

/s/		/s/
	Secretary		Chairman of the Board

Countersigned and Registered: Mellon Investor Services LLC Transfer Agent and Registrar

By: /s/
Authorized Signature

[Reverse of Certificate]

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation, 10260 Campus Point Drive, San Diego, California 92121.

The following abbreviations, when used in the inscription of the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT — _____Custodian _________
TEN ENT —	as tenants by the entireties	(Cust) (Minor)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ____________
(State)

UNIF TRF MIN ACT — _____Custodian (until age ____) _________
(Cust) (Minor)
under Uniform Transfers To Minors Act _________
(State)

Additional abbreviations may also be used though not listed above.

FOR VALUE RECEIVED,                                                   hereby sells, assigns and transfers unto

Please insert social security or

other identifying number of assignee

(Please print or typewrite name and address, including zip code, of assignee)

                     Shares of Series A-         Preferred Stock represented by this Certificate, and hereby irrevocably constitutes and appoints

                     Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

X

X
NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed
By
The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.